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                              SEVENTH AMENDMENT

     SEVENTH AMENDMENT (this "Amendment"), dated as of June 20, 1996, among EARLE M. JORGENSEN HOLDING COMPANY, INC., a Delaware corporation ("Holding"), EARLE M. JORGENSEN COMPANY, a Delaware corporation (the "Borrower"), the financial institutions party to the Credit Agreement referred to below (the "Lenders") and BT COMMERCIAL CORPORATION and CHEMICAL BANK, as Agents. All capitalized terms used herein and not otherwise defined herein shall have the respective meanings provided such terms in the Credit Agreement referred to below.


                             W I T N E S S E T H :

     WHEREAS, Holding, the Borrower, the Agents and the Lenders are parties to a Credit Agreement, dated as of March 3, 1993, as amended, modified and supplemented to the date hereof (as so amended, modified and supplemented, the "Credit Agreement"); and

     WHEREAS, the parties to the Credit Agreement wish to amend the Credit Agreement as herein provided;

     NOW, THEREFORE, it is agreed:

     1. Section 1.1 of the Credit Agreement is hereby amended by (a) deleting the definitions "EBITDA", "Fixed Charges" and "Interest Expense" contained therein and (b) inserting the following new definitions in lieu thereof:

          "EBITDA shall mean, in any fiscal period, the Consolidated Net Income (other than extraordinary items of the Borrower and its Subsidiaries for such period but including any Inventory adjustments),
     (i) plus the amount of all Interest Expense, income tax expense, depreciation and amortization, including amortization of any goodwill or other intangibles for such period, (ii) less gains and plus losses attributable to any fixed asset sales, (iii) plus or minus (as the case may be) any other non-cash charges (other than any reserve established by the Borrower against Accounts and/or Inventory) which have been subtracted or added, as the case may be, in calculating Consolidated Net Income for such period, all determined in accordance with GAAP,
     (iv) plus or minus (as the


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     case may be) any decrease or increase in the amount of deferred taxes as shown on the balance sheet as of the end of such period since the first day of the same period, (v) plus ESOP contributions during such period which are paid in cash and subsequently invested in the capital stock of, or otherwise contributed to, the Borrower, (vi) plus any LIFO expense and (vii) minus any LIFO income.''

                                  *    *    *

          "FIXED CHARGES for any period (x) prior to and including the period ended March 31, 1996, shall mean the sum of (i) Interest Expense and amortization of debt discounts in respect of all Indebtedness for such period (excluding the aggregate amount of fees paid by the Borrower to the Banks on the Fourth Amendment Effective Date) and (ii) for purposes of calculating the Fixed Charge Coverage Ratio as used in Section 8.6(b)(iv)(C), Dividends paid from Available Amounts calculated for such period (other than Dividends the proceeds of which are promptly contributed to the Borrower) plus the amount of the Dividend proposed to be paid pursuant to Section 8.6(b)(iv)(C) at the time of the calculation of the Fixed Charge Coverage Ratio for such purpose, and
     (y) thereafter, shall mean the sum of (i) Interest Expense and (ii) for purposes of calculating the Fixed Charged Coverage Ratio as used in
     Section 8.6(b)(iv)(C), Dividends paid from Available Amounts calculated for such period (other than Dividends the proceeds of which are promptly contributed to the Borrower) plus the amount of the Dividend proposed to be paid pursuant to Section 8.16(b)(iv)(C) at such time of the calculation of such purpose.''

          "INTEREST EXPENSE shall mean the aggregate consolidated interest expense of the Borrower and its Subsidiaries in respect of Indebtedness determined on a consolidated basis in accordance with GAAP, including, without limitation, amortization of original issue discount on any Indebtedness and of all fees payable in connection with the incurrence of such Indebtedness (to the extent included in interest expense), the interest portion of any deferred payment obligation and the interest component of any Capital Lease Obligations, PROVIDED, that for the purpose of clause (y) of the definition "Fixed Charges", amortization of original issue discount and debt issuance costs on any Indebtedness and all fees payable in connection with the incurrence of such Indebtedness (to the extent included in interest expense) shall be excluded in calculating Interest Expense.


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          2. Section 8.9 of the Credit Agreement is hereby amended by (a)
deleting such section in its entirety and (b) inserting the following new
Section 8.9 in lieu thereof:

               "8.9 CONSOLIDATED NET WORTH. The Borrower shall at all times maintain a Consolidated Net Worth at any time during any period set forth below of not less than the amount set forth opposite such period set forth below:


                                                                   Minimum
                                                                 Consolidated
Period                                                             Net Worth
- ------                                                           ------------
March 31, 1996 to June 27, 1996                                   $75,000,000
June 28, 1996 to September 26, 1996                                75,000,000
September 27, 1996 to December 30, 1996                            75,000,000
December 31, 1996 to March 30, 1997                                75,000,000
March 31, 1997 to June 26, 1997                                    75,000,000
June 27, 1997 to September 25, 1997                                77,000,000
September 26, 1997 to December 29, 1997                            78,000,000
Each fiscal quarter occurring on and
  after December 30, 1997                                          79,000,000".



          3. Section 8.11 of the Credit Agreement is hereby amended by (a) deleting such section in its entirety and (b) inserting the following new
Section 8.11 in lieu thereof:

               "8.11 FIXED CHARGE COVERAGE RATIO. The Borrower will not permit the Fixed Charge Coverage Ratio for any period of four consecutive fiscal quarters (or, if shorter, the period beginning on April 1, 1996 and ending on the last day of each fiscal quarter of the Borrower specified below), in each case taken as one accounting period, ended on a date set forth below to be less than the ratio set forth opposite such date:


               Fiscal Quarter
                   Ended                                    Ratio
               --------------                               -----
               March 31, 1996                              .55 to 1
               June 28, 1996                              1.00 to 1
               September 27, 1996                         1.00 to 1
               December 31, 1996                          1.05 to 1
               March 31, 1997                             1.10 to 1
               June 27, 1997                              1.10 to 1


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               September 26, 1997                         1.15 to 1
               December 30, 1997 and each
                 quarter thereafter                       1.20 to 1".


     4. In order to induce the Lenders to enter into this Amendment, (i) each Credit Party hereby makes each of the representations, warranties and agreements contained in Section 6 of the Credit Agreement on the Seventh Amendment Effective Date (as defined in Section 8), after giving effect to this Amendment and (ii) the Borrower agrees to pay a fee to each Lender equal to .25% of such Lender's Commitment, such fee to be payable on the Seventh Amendment Effective Date.

     5. This Amendment is limited as specified and shall not constitute a modification, acceptance or waiver of any other provision of the Credit Agreement or any other Credit Document.

     6. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts shall be lodged with Holding and the Payments Administrator.

     7. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

     8. This Amendment shall become effective on the date (the "Seventh Amendment Effective Date"), when Holding, the Borrower, the Agents, the Issuing Bank and the Required Lenders shall have signed a copy hereof (whether the same or different copies) and shall have delivered (including by way of facsimile transmission) the same to the Payments Administrator at the Payment Office.


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     9. From and after the Seventh Amendment Effective Date, all references in the Credit Agreement and each of the Credit Documents to the Credit Agreement shall be deemed to be references to such Credit Agreement as amended hereby.


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